INDEPENDENT AUDITORS' REPORT
 To the Board of Directors
  GMAC Mortgage Corporation:

 We have audited, in accordance with generally accepted auditing standards, the consolidated balance sheet of GMAC Mortgage Corporation (the "Company") as of December 31, 1994, and the related consolidated statements of operations, shareholder's equity and cash flows for the year then ended, and have issued our report thereon dated February 3, 1995.

 Direct Servicing

 In conducting our audit, we performed tests relating to residential mortgage loans directly serviced for others in accordance with the requirements of the Uniform Single Audit Program for Mortgage Bankers (USAP Procedures). Such mortgage loans tested included those directly serviced in the Series of Certificates listed in the attached Exhibit.

 Master Servicing

 In connection with the audit referred to above, we also performed certain procedures as set forth in the USAP Procedures for those residential mortgage loans serviced for others under master servicing arrangements. Such mortgage loans tested were those included in the Series of Certificates listed in the attached Exhibit. Direct servicing functions are performed by various subservicers. We applied only those procedures listed in the Program that pertain to the servicing functions performed by the Company as master servicer.


 The extent and nature of the tests we performed relating to residential mortgage loans serviced for others under master servicing arrangements were limited to the USAP Procedures summarized as follows:




 USAP
 REFERENCE

 EXTENT AND NATURE OF RELATED PROCEDURES(S) PERFORMED


 Item 6(a)

 We obtained and read bank reconciliations of the trust fund bank accounts for a representative sample of investors. Confirmation of these balances, as of the reconciliation date, were obtained directly from the depository institution.


 Item 6(b)

 We selected a sample of cash receipts reports from selected subservicers for detail testing. We compared the total of cash receipts from the cash receipts reports submitted by the subservicer to the related bank deposit tickets and bank statements and found them to be in agreement.




 We compared individual items comprising deposits, on a test basis, to cash receipts reports submitted by the subservicer and maintained by the Company and found them to be in agreement.




 We compared the cash receipt and bank deposit dates, on a test basis, and inquired of management about any unusual delays. We also compared cash receipts, on a test basis, to respective investor reports and found them to be in agreement.


 Item 6(d)

 We compared selected trust fund bank accounts relating to mortgages serviced for others to the records of the Company and noted that each depository bank account is in the name of the Company in trust for the applicable investor.




 For selected investors' funds that are commingled with those of the Company and/or other investors in a general trust clearance bank account, either for receipts or disbursements, we tested that the accounts are in the name of the Company as trustee. We compared dates of transactions and investigated any unusual delays in transferring such funds from clearance accounts to appropriate accounts.




 In instances where an investor's funds are commingled in a general trust clearance bank account, either for receipts or disbursements, we investigated any items that the Company, as of the examination date, had not adequately identified and agreed or reconciled the total of such items to the total balance in the bank account(s).




 We inquired as to the reason that any clearance account is not in a local bank (in the city where the main office of the Company is located).




 We included on each bank confirmation a request that the depository bank confirm that it is a member of the Federal Deposit Insurance Corporation or the National
 Credit Union Administration.


 Item 7(a)

 We requested confirmation of balances from a representative sample of investors.


 Item 10

 We read the Company's fidelity bond and errors and omission policies and confirmed the coverages and amounts with the insurance carrier. We compared the amount of coverage, on a test basis, to the requirements of selected investors and found such coverage to be sufficient.

 In conducting our audit and performing the procedures enumerated above, no errors or exceptions relating to residential mortgage loans directly serviced for others and serviced for others under master servicing arrangements, for the Series of Certificates included in the attached Exhibit, came to our attention that paragraph 4 of the Program requires us to report insofar as it relates to financial and accounting matters. However, other than the performance of the procedures enumerated above, our audit was not directed primarily toward obtaining knowledge of such noncompliance.

 GMAC Mortgage Corporation is covered by a mortgage banker's blanket bond in the amount of $55,000,000. This bond serves as a fidelity bond and an errors and omissions policy.

 This report is intended solely for the information and use of the Board of Directors and management of GMAC Mortgage Corporation and others for whom the Company services residential mortgage loans for the Series of Certificates included in the attached Exhibit and should not be used for any other purpose.

 s/Deloitte & Touche

 February 3, 1995

  EXHIBIT
GMAC MORTGAGE CORPORATION

 Series of Certificates
December 31, 1994

EOM Loans
Series 1983-13A
Series 1983-13B
1984 PC-1
Series 1986 PC-4R-B1
Series 1986 PC-4R-B2
Series 1987-A-1
Step EOM Loans
Series 1983-10(A)
Series 1983-10(B)
Series 1983-12(A)
Series 1983-12(B)
Series 1983-14B
Series 1984 PC-1
Series 1983-15A
Series 1983-15B
Series 1983-15C
Series 1984-17(A)
Series 1984-17(B)
Series 1984-17(C)
1986 PC-4R-A
1987 PC-1R
15-Year Fixed Rate Loans
Series 1983-1(A)
Series 1983-2
Series 1983-8(A)
Series 1983-8(B)
Series 1983-11(A)
Series 1983-11(B)
Series 1983-16A
Series 1983-16B
Series 1983-16C
Series 1984 PC-21
Series 1984-18(A)
Series 1984-18(B)
Series 1984-18(C)
Series 1984-19
Series 1984-23
Series 1985-1
1986-1R-A
1986 PC-1R-B
1986-2
1986-3
1986-8
1986-9
1987 PC-4S Pool 2079
1987 PC-3S Pool 2082
30-Year Fixed Rate Loans
Series 1983 P-6(B)
Series 1983-4
Series 1983-6(A)
Series 1983-6(C)
Series 1983-7(A)
Series 1984-CC1A
Series 1984-CC1B
Series 1984-CC1C
Series 1984-CC1D
Series 1984-CC1F
Series 1984-CC1G
Series 1984 20A
Series 1984 20B
Series 1984-21
Series 1984-22
1984 PC-3
1984 PC-4
1984 PC-27
Series 1981-C #1
Series 1981-A #1 Group B
Series 1981-A Group B
Series 1981-A #2 Group B
Series 1981-B Group C
Series 1982-1
Series 1982-2
Series 1991-C Group D
Series 1991-C Group E
1986 PC-2R-B
1986 PC-2R-C

1986 PC-2R-D
1986-1
1986-11
1987 1S Pool #2080
Pool #689
Pool #715
Pool #758
Pool #787
Pool #790
Pool #805
Pool #811
1986-F3-DX
1987-2W-EL
1987-1W-UB
1986-12(FBS)-UE
1987 6W-UP
1986-A Converted ARMS
ARM Loans
1983 ARM PC-4
1983 ARM PC-5
1983 ARM PC-10
1983 ARM PC-11
1983 ARM PC-12
1984 ARM PC-3
1984 ARM PC-3(B)
1984 ARM PC-4(A)
1984 ARM PC-4(B)
1984 ARM PC-5
1984 ARM PC-8
1984 ARM PC-9
1984 ARM PC-10
1984 ARM PC-11
1984 ARM PC-13
1984 ARM PC-15
1984 ARM PC-17
1984 PC-A-18
1984 PC-A-19
1984 PC-A-22
1984 PC-A-23
1984 PC-A-26
1984 PC-A-30
1984 PC-A-31
1984 PC-A-32
1984 PC-A-33-A
1984 PC-A-33-B
1984 PC-A-34
1984 PC-A-36
1984 PC-A-37
1984 PC-A-38
1984 PC-A-40
1984 PC-A-43
1984 PC-A-44-A
1984 PC-A-44-B
1984 PC-A-46
1984 PC-A-47
1984 PC-A-48
1984 PC-A-49
1984 PC-A-50
1984 PC-A-52
1984 PC-A-53
1984 PC-A-54
1984 PC-A-55
1984 PC-A-59
1984 PC-A-60
1984 PC-A-61
1984 PC-A-62
1984 PC-A-63
1984 PC-A-64
1984 PC-A-68
1984 PC-A-69
1984 PC-A-70
1984 PC-A-71
1984 PC-A-72
1984 PC-A-73
1984 PC-A-76
1984 PC-A-77
1984 PC-A-78
1984 PC-A-79
1984 PC-A-80
1984 PC-A-81
1984 PC-A-82
1984 PC-A-83
1984 PC-A-84
1984 PC-A-85
1984 PC-A-86
1984 PC-A-87

 1984 PC-A-88
 1984 PC-A-89
 1984 PC-A-90
 1985 PC-A-1
 1985 PC-A-1(SBS)
 1985 PC-A-2
 1985 PC-A-3
 1985 PC-A-4
 1985 PC-A-7
 1985 PC-A-8
 1985 PC-A-9
 1985 PC-A-11
 1985 PC-A-16
 1985 PC-A-2(SBS)
 1986 PC-3R
 1986 PC-5R
 1987 PC-5S Pool 2058
 1987 PC13S Pool 2090

 Three-Year ARM Loans

 1984 ARM PC-1
 1984 ARM PC-4
 1984 PC-A-91

 Graduated Payment ARM Loans

 1983 ARM PC-14

 Converted ARMS

 Homestead Conv. ARMS
 Homestead Foreclosure